UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 17, 2012

VALOR GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333- 171277	80-0546288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Bet Hillel Street, Unit 18, Tel Aviv, Israel		67017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-972-54-6419419

FELAFEL CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2012, Valor Gold Corp. (the “Company”) filed a Certificate of Designation with the Secretary of State of the State of Delaware designating and authorizing the issuance of 5,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock).

Each share of Series A Preferred Stock has a stated value of $0.0001 per share and upon liquidation, dissolution or winding up of the Company’s  business, each holder of Series A Preferred Stock is entitled to receive for each share of Series A Preferred Stock an amount equal to the stated value prior to the holders of Common Stock and any other class or series of capital stock whose terms provide that Series A Preferred Stock should receive preferential payment.

Each share of our Series A Preferred Stock is convertible at the option of the holder into one share of Common Stock (subject to adjustment for stock splits, combinations and other similar events).  The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock.

Holders of Series A Preferred Stock are entitled to vote their shares on an as-converted to Common Stock basis, and shall vote together with the holders of the Common Stock, and not as a separate class.  Holders of Series A Preferred Stock shall also have any voting rights to which they are entitled by law.

Except for certain issuances, in the event that the Company issues any shares of Common Stock or securities convertible into Common Stock at a price per share or conversion price or exercise price per share that is less than the per share purchase price of the Series  Preferred Stock, the Company shall issue to the holders of the Series A Preferred Stock such additional number of shares of Series A Preferred Stock such that the holders shall own an aggregate total number of shares of Series A Preferred as if they had purchased the shares of Series A Preferred at the lower price issuance.  However, no such adjustment to the effective per share purchase price shall be made for any issuance that is below $0.20 per share.

            The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Series A Preferred Stock Certificate of Designation filed as Exhibit 3.1 hereto which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 23, 2012

Valor Gold Corp.

By:	/s/ Idan Karako
Name: Idan Karako
Title: Chief Executive Officer